UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ECUITY, INC. f/k/a
                      Y3K SECURE ENTERPRISE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                                       98-0201259
(State or other jurisdiction of                       (I.R.S. Employer
 incorporation or organization)                       Identification No)

                          Suite 600, 800 Bellevue Way,
                           Bellevue, Washington, 98004
                     --------------------------------------
                    (Address of Principal Executive Offices)

                       2003 Consultant Services Stock Plan
                       -----------------------------------
                            (Full Title of the Plan)

                              King Cole, President
                                  Ecuity, Inc.
                          Suite 600, 800 Bellevue Way,
                           Bellevue, Washington, 98004
                      -------------------------------------
                     (Name and address of agent for service)

                                 (253) 284-2935
           ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a Copy to:

                                   Jack G. Orr
                         Law Offices of Jack G. Orr, PS
                                110 Old City Hall
                               625 Commerce Street
                                Tacoma, WA 98402

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
Title of               Proposed          Proposed
Securities             Amount            Maximum              Maximum                 Amount
to be                  to be             Offering Price       Aggregate               of Registration
Registered             Registered(1)     per Share (2)        Offering Price(2)       Fee(2)(3)
Common Stock,
$0.001 par value:      18,000,000        $0.06                $1,140,000              $144.00*

TOTAL                  18,000,000        $0.06                $1,140,000              $144.00
------------------------------------------------------------------------------------------------------

         (1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock. Amount includes shares to be issued for services to be rendered to us, of which 150,000 shares of our Common Stock are to be issued to Jack G. Orr and the Law Offices of Jack
G. Orr, PS respectively for legal services.

         (2) Computed pursuant to Rule 457 ( c) of the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The offering price per share, maximum aggregate offering price and registration fee is based on the average (any day within five days) of the bid and ask price of the Common Stock as reported on OTCBB on October 31, 2003.

         (3)      $144.00 previously paid.

                                     PART I

Item 1.  Plan Information

         See Item 2.

Item 2. Registrant Information and Employee Plan Annual Information

         The  document(s)   containing  the  information   concerning  the  Plan
specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the Participants in the Plan, as specified by Rule 424(b)(1) under the Securities Act. In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The sole purpose of this Amendment No. 1 to Form S-8 is to register up to 9,000,000 additional shares of the registrant's common stock for issuance under the Plan. Pursuant to Insruction E. to Form S-8, the contents of the registrant's Form S-8, SEC File No. 333-110172, filed on October 31, 2003 are hereby incorporated by reference to that document.

Item 8.  Exhibits

The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

         Exhibit.                           Exhibit
         No.

         4                 2003 Amended Consultant Services Stock Plan
         5                 Opinion of Law Offices of Jack G. Orr, PS
         23.1              Consent of Morgan & Co. Chartered Accountants
         23.2              Consent of Law Offices of Jack G. Orr, PS (contained
                           in Exhibit 5 hereto)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 28th day of July, 2004.


ECUITY, INC. f/k/a
Y3K SECURE ENTERPRISE SOFTWARE, INC.



By: /s/  King Wm. S. Cole
    --------------------------------
         King Wm. S. Cole, President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints King Cole as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registrations statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.

Signature                          Title                              Date

/s/ Shane Smith                    Chairman of the Board and CEO      July 28, 2004
-------------------
Shane Smith

/s/ King Cole                      President and Director             July 28, 2004
-------------------
King Cole

/s/ Frank Maros                    Director                           July 28, 2004
-------------------
Frank Maros

/s/ Leon Caldwell                  Treasurer                          July 28, 2004
-------------------                (Principal Financial Officer)
Leon Caldwell


         Exhibit.                           Exhibit
         No.

         4                 2003 Amended Consultant Services Stock Plan
         5                 Opinion of Law Offices of Jack G. Orr, PS
         23.1              Consent of Morgan & Co. Chartered Accountants
         23.2              Consent of Law Offices of Jack G. Orr, PS (contained
                           in Exhibit 5 hereto)